BYLAWSOFSAMARIUM GROUP CORPORATIONA Wyoming ProfitCorporation1

- Page 1 -

ARTICLE ISHAREHOLDERS1.Annual MeetingAmeetingoftheshareholdersshallbeheldannuallyfortheelectionofdirectorsand thetransaction ofother businesson suchdate ineach yearas maybe determinedby theBoardof Directors,but inno eventlater than100 daysafter theanniversary ofthe dateofincorporationof the Corporation.2.Special MeetingsSpecialmeetingsoftheshareholdersmaybecalledbytheBoardofDirectors,ChairmanoftheBoardorPresidentandshallbecalledbytheBoarduponthewrittenrequestofthe holdersof recordof amajority ofthe outstandingshares ofthe Corporationentitled tovote atthemeetingrequestedtobecalled.Suchrequestshallstatethepurposeorpurposesoftheproposedmeeting.Atsuchspecialmeetingstheonlybusiness,whichmaybetransacted,isthatrelatingtothe purpose or purposes set forth in thenotice thereof.3.Place of MeetingsMeetingsoftheshareholdersshallbeheldatsuchplacewithinoroutsideoftheStateofDelawareasmaybefixedbytheBoardofDirectors.Ifnoplaceissofixed,suchmeetingsshall be held at theprincipal office of the Corporation.4.Notice of MeetingsNoticeofeachmeetingoftheshareholdersshallbegiveninwritingandshallstatetheplace,dateandhourofthemeetingandthepurposeorpurposesforwhichthemeetingis called.Notice ofa specialmeeting shallindicate thatit isbeing issuedby orat thedirection ofthe person or personscalling or requesting the meeting.If,atanymeeting,actionisproposedtobetakenwhich,iftaken,wouldentitleobjecting shareholdersto receivepayment fortheir shares,the noticeshall includea statementofthat purpose and tothat effect.Acopyofthenoticeofeachmeetingshallbegiven,personallyorbyfirstclassmail,notlessthantennormorethansixtydaysbeforethedateofthemeeting,toeachshare-holderentitled to vote at such meeting.If mailed, such notice shall bedeemed to have been given whendepositedintheUnitedStatesmail,withpostagethereonprepaid,directedtotheshareholderathisaddressasitappearsontherecordoftheshareholders,or,ifheshallhavefiledwiththeSecretaryoftheCorporationawrittenrequestthatnoticestohimorherbemailedtosomeotheraddress, then directed to him at such other address.Whenameetingisadjournedtoanothertimeorplace,itshallnotbenecessarytogiveanynoticeoftheadjournedmeetingifthetimeandplacetowhichthemeetingisadjournedareannouncedatthemeetingatwhichtheadjournmentistaken.Attheadjournedmeetingany2

- Page 2 -

businessmaybetransactedthatmighthavebeentransactedontheoriginaldateofthemeeting.However, ifafter theadjournment theBoard ofDirectors fixesa newrecord datefor theadjournedmeeting,anoticeoftheadjournedmeetingshallbegiventoeachshareholderofrecordonthe new record date entitledto notice under thisSection 4.5.Waiver of NoticeNoticeofameetingneednotbegiventoanyshareholderwhosubmitsasignedwaiverofnotice,inpersonorbyproxy,whetherbeforeorafterthemeeting.Theattendanceofanyshareholderatameeting,inpersonorbyproxy,withoutprotestingpriortotheconclusionofthemeeting the lack of notice of such meeting, shall constitute awaiver of notice by him or her.6.Inspectors ofElectionTheBoardofDirectors,inadvanceofanyshareholders'meeting,mayappointoneormoreinspectorstoactatthemeetingoranyadjournmentthereof.Ifinspectorsarenotsoappointed,thepersonpresidingatashareholders'meetingmay,andontherequestofanyshareholderentitledtovotethereatshall,appointtwoinspectors.Incaseanypersonappointedfailstoappearoract,thevacancymaybefilledbyappointmentinadvanceofthemeetingbytheBoardoratthemeetingbythepersonpresidingthereat.Eachinspector,beforeenteringuponthedischargeofhisduties,shalltakeandsignanoathfaithfullytoexecutethedutiesofsuchinspectorat such meeting withstrict impartiality and accordingto the best of his ability.Theinspectorsshalldeterminethenumberofsharesoutstandingandthevotingpowerofeach,thesharesrepresentedatthemeeting,theexistenceofaquorum,andthevalidityandeffectofproxies,andshallreceivevotes,ballotsorconsents,hearanddetermineallchallengesandquestionsarisinginconnectionwiththerighttovoteatthemeeting,countandtabulateallvotes,ballotsorconsents,determinetheresultthereof,anddosuchactsasarepropertoconducttheelectionorvotewithfairnesstoallshareholders.Onrequestofthepersonpresidingatthemeeting, orof anyshareholder entitledto votethereat, theinspectors shallmakeareportinwritingof anychallenge, questionor matterdetermined bythem andshall executea certificateof anyfactfound by them.Any report or certificate made by them shall be prima facieevidence of the factsstated and of any vote certified by them.7.List of Shareholders atMeetingsAlistoftheshareholdersasoftherecorddate,certifiedbytheSecretaryoranyAssistantSecretaryorbyatransferagent,shallbeproducedatanymeetingoftheshareholdersupontherequestthereatorpriortheretoofanyshareholder.Iftherighttovoteatanymeetingischallenged,theinspectorsofelection,orthepersonpresidingthereat,shallrequiresuchlistofthe shareholdersto beproduced asevidence ofthe rightof thepersons challengedto voteat suchmeeting,andallpersonswhoappearfromsuchlisttobeshareholdersentitledtovotethereatmay vote at such meeting.8.Qualification of VotersUnlessotherwiseprovidedintheCertificateofIncorporation,everyshareholderofrecordshallbeentitledateverymeetingoftheshareholderstoonevoteforeverysharestandingin its name on the record ofthe shareholders.3

- Page 3 -

Treasurysharesasoftherecorddateandsharesheldasoftherecorddatebyanotherdomesticorforeigncorporationofanykind,ifamajorityofthesharesentitledtovoteintheelectionofdirectorsofsuchothercorporationisheldasoftherecorddatebytheCorporation,shall notbe sharesentitled tovote orto becounted indetermining thetotal numberof outstandingshares.Sharesheldbyanadministrator,executor,guardian,conservator,committeeorotherfiduciary,otherthanatrustee,maybevotedbysuchfiduciary,eitherinpersonorbyproxy, withoutthe transferof suchshares intothe nameof suchfiduciary. Sharesheld bya trusteemaybevotedbyhimorher,eitherinpersonorbyproxy,onlyaftertheshareshavebeentransferredinto his name as trustee or into the name of his nominee.Sharesstandinginthenameofanotherdomesticorforeigncorporationofanytype orkind maybe votedby suchofficer, agentor proxyas thebylaws ofsuch corporationmayprovide,or,intheabsenceofsuchprovision,astheboardofdirectorsofsuchcorporationmaydetermine.Noshareholdershallsellhisvote,orissueaproxytovote,toanypersonforanysum of money or anything ofvalue except as permitted by law.9.Quorum of ShareholdersTheholdersofamajorityofthesharesoftheCorporationissuedandoutstandingandentitledtovoteatanymeetingoftheshareholdersshallconstituteaquorumatsuchmeetingfor thetransaction ofany business,provided thatwhen aspecified item ofbusiness isrequired tobevotedonbyaclassorseries,votingasaclass,theholdersofamajorityofthesharesofsuchclass or series shall constitute a quorumfor the transaction of such specified itemof business.Whenaquorumisoncepresenttoorganizeameeting,itisnotbrokenbythesubsequent withdrawal of any shareholders.Theshareholderswhoarepresentinpersonorbyproxyandwhoareentitledtovote may, by amajority of votes cast, adjourn themeeting despite the absenceof a quorum.10.ProxiesEveryshareholderentitledtovoteatameetingoftheshareholders,ortoexpressconsentordissentwithoutameetingmayauthorizeanotherpersonorpersonstoactforhimbyproxy.Theshareholderoritsattorneymustsigneveryproxy.Noproxyshallbevalidaftertheexpirationofelevenmonthsfromthedatethereofunlessotherwiseprovidedintheproxy.Every proxyshall berevocable atthe pleasureof theshareholder executingit, exceptas otherwiseprovided by law.4

- Page 4 -

Theauthorityoftheholderofaproxytoactshallnotberevokedbytheincompetenceordeathoftheshareholderwhoexecutedtheproxy,unlessbeforetheauthorityisexercisedwrittennoticeoftheSecretaryoranyAssistantSecretaryreceivesadjudication ofsuchincompetence or of such death.11.Vote or Consent of ShareholdersDirectors,exceptasotherwiserequiredbylaw,shallbeelectedbyapluralityofthevotescastatameetingofshareholdersbytheholdersofsharesentitledtovoteintheelection.Wheneveranycorporateaction,otherthantheelectionofdirectors,istobetakenbyvoteoftheshareholders,itshall,exceptasotherwiserequiredbylaw,beauthorizedbyamajorityofthevotescastatameetingofshareholdersbytheholdersofsharesentitledtovotethereon.Whenevershareholdersarerequiredorpermittedtotakeanyactionbyvote,suchactionmaybe takenwithouta meetingon writtenconsent,settingforth theactionso taken,signedby the holdersof all outstandingshares entitled tovote thereon. Writtenconsent thus givenby theholders ofall outstandingshares entitledto voteshall havethe sameeffect asa unanimousvote ofshareholders.12.Fixing TheRecord DateForthepurposeofdeterminingtheshareholdersentitledtonoticeofortovoteatany meetingof shareholdersor anyadjournment thereof,or toexpress consentto ordissent fromanyproposalwithoutameeting,orforthepurposeofdeterminingshareholdersentitledtoreceivepaymentofanydividendortheallotmentofanyrights,orforthepurposeofanyotheraction,theBoardofDirectorsmayfix,inadvance,adateastherecorddateforanysuchdeterminationofshareholders. Suchdateshallnotbelessthantennormorethansixtydays beforethe date of such meeting, nor more than sixty days prior to any other action.WhenadeterminationofshareholdersofrecordentitledtonoticeofortovoteatanymeetingofshareholdershasbeenmadeasprovidedinthisSection,suchdeterminationshallapplytoanyadjournmentthereof,unlesstheBoardofDirectorsfixesanewrecorddatefortheadjourned meeting.5

- Page 5 -

ARTICLE IIBOARDOFDIRECTORS1.Power of Board and Qualificationof DirectorsTheBoardofDirectorsshallmanagethebusinessoftheCorporation.Eachdirector shall be atleast eighteen years of age.2.Number of DirectorsThenumberofdirectorsconstitutingtheentireBoardofDirectorsshallbethenumber,notlessthanonenormorethanten,fixedfromtimetotimebyamajorityofthetotalnumber ofdirectors whichthe Corporationwould have,prior toany increaseor decrease,if therewerenovacancies,provided,however,thatnodecreaseshallshortenthetermofanincumbentdirector.Untilotherwisefixedbythedirectors,thenumberofdirectorsconstitutingtheentireBoard shall be four.3.Election and Term ofDirectorsAteachannualmeetingofshareholders,directorsshallbeelectedtoholdofficeuntilthenextannualmeetinganduntiltheirsuccessorshavebeenelectedandqualifiedoruntiltheir death, resignation orremoval in the manner hereinafter provided.4.Quorum ofDirectors andAction bythe BoardAmajorityoftheentireBoardofDirectorsshallconstituteaquorumforthetransactionofbusiness,and,exceptwhereotherwiseprovidedherein,thevoteofamajorityofthedirectorspresentatameetingatthetimeofsuchvote,ifaquorumisthenpresent,shallbetheactoftheBoard.AnyactionrequiredorpermittedtobetakenbytheBoardofDirectorsoranycommitteethereofmaybetakenwithoutameetingifallmembersoftheBoardorthecommitteeconsentinwritingtotheadoptionofaresolutionauthorizingtheaction.Theresolutionandthewritten consent thereto by themembers of the Board orcommittee shall be filed withthe minutesof the proceedings of the Board or committee.5.Meetings of the BoardAnannualmeetingoftheBoardofDirectorsshallbeheldineachyeardirectlyaftertheannualmeetingofshareholders.RegularmeetingsoftheBoardshallbeheldatsuchtimesasmay be fixed by the Board.Special meetings of the Board may beheld at any time upon the callof the President or anytwo directors.Meetings of the Board ofDirectors shall be held atsuch places as may befixed bythe Boardfor annualand regularmeetings andin thenotice ofmeeting forspecial meetings.If noplaceissofixed,meetingsoftheBoardshallbeheldattheprincipalofficeoftheCorporation.6

- Page 6 -

AnyoneormoremembersoftheBoardofDirectorsmayparticipateinmeetingsbymeansofaconference telephone or similar communications equipment.NonoticeneedbegivenofannualorregularmeetingsoftheBoardofDirectors.NoticeofeachspecialmeetingoftheBoardshallbegiventoeachdirectoreitherbymailnotlaterthannoon,Delawaretime,onthethirddaypriortothemeetingorbytelegram,writtenmessage ororally notlater thannoon, Delawaretime, onthe dayprior tothe meeting.Notices aredeemedtohavebeenproperlygivenifgiven:bymail,whendepositedintheUnitedStatesmail;bytelegramatthetimeoffiling;orbymessengeratthetimeofdelivery.Noticesbymail,telegramor messengershall besent toeach directorat theaddress designatedby himfor thatpurpose,or, ifnone has been so designated,at his last known residence or business address.NoticeofameetingoftheBoardofDirectorsneednotbegiventoanydirectorwhosubmits a signedwaiver of noticewhether before orafter the meeting,or who attendsthe meetingwithoutprotesting,priortheretooratitscommencement,thelackofnoticetoanydirector.Anotice, orwaiver ofnotice, neednot specifythe purposeof anymeeting ofthe Boardof Directors.A majority of the directorspresent, whether or not aquorum is present, mayadjourn any meetingto anothertime andplace. Noticeof anyadjournment ofa meetingto anothertimeorplaceshallbegiven,inthemannerdescribedabove,tothedirectorswhowerenot present at the time of theadjournment and, unless such time and place are announced at the meeting, to the other directors.6.ResignationsAny director of the Corporationmay resign at any timeby giving written notice tothe Board of Directors or to the President or tothe Secretary of the Corporation. Such resignationshalltakeeffectatthetimespecifiedtherein;andunlessotherwisespecifiedthereintheacceptanceof such resignation shall not be necessaryto make it effective.7.Removal ofDirectorsAnyoneormoreofthedirectorsmayberemovedforcausebyactionoftheBoardofDirectors.Anyorallofthedirectorsmayberemovedwithorwithoutcausebyvoteofthe shareholders.8.Newly Created Directorships and VacanciesNewlycreateddirectorshipsresultingfromanincreaseinthenumberofdirectorsandvacanciesoccurringintheBoardofDirectorsforanyreasonexcepttheremovalofdirectorsbyshareholdersmaybefilledbyvoteofamajorityofthedirectorstheninoffice,althoughlessthanaquorumexists.Theshareholdershallfillvacanciesoccurringasaresultoftheremovalofdirectors byshareholders. Adirector electedto filla vacancyshall beelected tohold officefor theunexpired term of his predecessor.9.Executive and Other Committees of DirectorsTheBoardofDirectors,byresolutionadoptedbyamajorityoftheentireBoard,maydesignatefromamongitsmembersanexecutivecommitteeandothercommitteeseachconsistingofthreeormoredirectorsandeachofwhich,totheextentprovidedintheresolution,7

- Page 7 -

shall haveall theauthority ofthe Board,except thatno suchcommittee shallhave authorityas tothefollowingmatters:(a)thesubmissiontoshareholdersofanyactionthatneedsshareholders'approval;(b)thefillingofvacanciesintheBoardorinanycommittee;(c)thefixingofcompensationofthedirectorsforservingontheBoardoronanycommittee;(d)theamendmentorrepealofthebylaws,ortheadoptionofnewbylaws;(e)theamendmentorrepealofanyresolutionoftheBoardwhich,byitsterm,shallnotbesoamendableorrepealable;or(f)theremovalor indemnification of directors.The Boardof Directorsmay designateone ormore directorsas alternatemembersof anysuch committee,who mayreplace anyabsent memberor membersat anymeeting ofsuchcommittee.Unlessagreaterproportionisrequiredbytheresolutiondesignatingacommittee,amajorityoftheentireauthorizednumberofmembersofsuchcommitteeshallconstituteaquorumforthetransactionofbusiness,andthevoteofamajorityofthememberspresentatameetingatthe time of such vote, if a quorumis then present, shall be theact of such committee.Each such committee shall serve at thepleasure of the Boardof Directors.10.Compensation of DirectorsTheBoardofDirectorsshallhaveauthoritytofixthecompensationofdirectorsfor services in any capacity.11.Indemnification of DirectorsThe Company indemnifies its officers and directors to the fullest extent allowedunder the laws of the State of Wyoming.12.Interest of Directors in a TransactionUnlessshowntobeunfairandunreasonableastotheCorporation,nocontractorothertransactionbetweentheCorporationandoneormoreofitsdirectors,orbetweentheCorporationandanyothercorporation,firm,associationorotherentityinwhichoneormoreofthedirectorsaredirectorsorofficers,orarefinanciallyinterested,shallbeeithervoidorvoidable,irrespectiveofwhethersuchinteresteddirectorordirectorsarepresentatameetingoftheBoardofDirectors,orofacommitteethereof,whichauthorizessuchcontractortransactionandirrespective ofwhether hisor theirvotes arecounted forsuch purpose.In theabsence offraud anysuchcontractandtransactionconclusivelymaybeauthorizedorapprovedasfairandreasonableby:(a)theBoardofDirectorsoradulyempoweredcommitteethereof,byavotesufficientforsuch purposewithout countingthe voteor votesof suchinterested directoror directors(althoughsuchinteresteddirectorordirectorsmaybecountedindeterminingthepresenceofa quorumatthemeetingwhichauthorizessuchcontractortransaction),ifthefactofsuchcommondirectorship,officership orfinancial interestis disclosedor knownto theBoard orcommittee, asthe casemaybe;or(b)theshareholdersentitledtovotefortheelectionofdirectors,ifsuchcommondirectorship,officershiporfinancialinterestisdisclosedorknowntosuch shareholders.8

- Page 8 -

Notwithstandingtheforegoing,noloan,exceptadvancesinconnectionwithindemnification,shallbemadebytheCorporationtoanydirectorunlessitisauthorizedbyvoteoftheshareholderswithoutcountinganysharesofthedirectorwhowouldbetheborrowerorunless the director who would be the borrower isthe sole shareholder of the Corporation.9

- Page 9 -

ARTICLE IIIOFFICERS1.Election of OfficersTheBoardofDirectors,assoonasmaybepracticableaftertheannualelectionofdirectors, shallelect aPresident, aSecretary, anda Treasurer,and fromtime totime mayelect orappointsuchotherofficersasitmaydetermine.Thesamepersonmayholdanytwoormoreoffices.TheBoardofDirectorsmayalsoelectoneormoreVicePresidents,AssistantSecretaries and Assistant Treasurers.2.Other OfficersTheBoardofDirectorsmayappointsuchotherofficersandagentsasitshalldeemnecessarywhoshallholdtheirofficesforsuchtermsandshallexercisesuchpowersandperform such duties as shall be determined fromtime to time by the Board.3.CompensationThesalariesofallofficersandagentsoftheCorporationshallbefixedbytheBoard of Directors.4.Term of Office andRemovalEachofficershallholdofficeforthetermforwhichheiselectedorappointed,and untilhis successorhas beenelected orappointed andqualified.Unless otherwiseprovided intheresolutionoftheBoardofDirectorselectingorappointinganofficer,histermofofficeshallextendtoandexpireatthemeetingoftheBoardfollowingthenextannualmeetingofshareholders.TheBoardwithorwithoutcausemayremoveanyofficer,atanytime.Removalofanofficerwithoutcauseshallbewithoutprejudicetohiscontractrights,ifany,andtheelectionorappointment of an officer shall notof itself create contract rights.5.PresidentThePresidentshallbethechiefexecutiveofficeroftheCorporation,shallhavegeneralandactivemanagementofthebusinessoftheCorporationandshallseethatallordersandresolutions of theBoard of Directorsare carried into effect.The President shallalso preside atallmeetings of the shareholders and the Board ofDirectors.The Presidentshall executebonds, mortgagesand othercontracts requiringa seal,underthesealoftheCorporation,exceptwhererequiredorpermittedbylawtobeotherwisesignedand executedand exceptwhere thesigning andexecution thereofshall beexpresslydelegated bythe Board of Directors tosome other officer or agent ofthe Corporation.10

- Page 10 -

6.Vice PresidentsTheVicePresidents,intheorderdesignatedbytheBoardofDirectors,orintheabsenceofanydesignation,thenintheorderoftheirelection,duringtheabsenceordisabilityoforrefusaltoactbythePresident,shallperformthedutiesandexercisethepowersofthePresident and shall perform such other dutiesas the Board of Directorsshall prescribe.7.Secretary and Assistant SecretariesTheSecretaryshallattendallmeetingsoftheBoardofDirectorsandallmeetingsoftheshareholdersandrecordalltheproceedingsofthemeetingsoftheCorporationandoftheBoardofDirectorsinabooktobekeptforthatpurpose,andshallperformlikedutiesforthestandingcommitteeswhenrequired.TheSecretaryshallgiveorcausetobegiven,noticeofallmeetingsoftheshareholdersandspecialmeetingsoftheBoardofDirectors,andshallperformsuchotherdutiesasmaybeprescribedbytheBoardofDirectorsorPresident,underwhosesupervisiontheSecretaryshallbe.TheSecretaryshallhavecustodyofthecorporatesealoftheCorporation andthe Secretary,or anAssistant Secretary,shall haveauthority toaffix thesame toany instrument requiringit and whenso affixed, itmay be attestedby the Secretary'ssignature orbythesignatureofsuchAssistantSecretary. TheBoardofDirectorsmaygivegeneralauthority toany other officerto affix theseal ofthe Corporation andto attest theaffixing byhis signature.TheAssistantSecretary,oriftherebemorethanone,theAssistantSecretariesintheorderdesignatedbytheBoardofDirectors,orintheabsenceofsuchdesignationthenintheorderoftheirelection,intheabsenceoftheSecretaryorintheeventoftheSecretary'sinabilityorrefusaltoact,shallperformthedutiesandexercisethepowersoftheSecretaryandshallperformsuchotherdutiesandhavesuchotherpowersastheBoardofDirectorsmayfromtimetotimeprescribe.8.Treasurer and Assistant TreasurersTheTreasurershallhavethecustodyofthecorporatefundsandsecurities;shallkeepfullandaccurateaccountsofreceiptsanddisbursementsinbooksbelongingtotheCorporation; and shalldeposit all moneysand other valuableeffects in thename and tothe creditof the Corporation in such depositories as may be designatedby the Board of Directors.TheTreasurershalldisbursethefundsasmaybeorderedbytheBoardofDirectors,taking proper vouchers for such disbursements, and shall render to the President and the Board ofDirectors, atits regularmeetings, orwhen theBoard ofDirectors sorequires, an accountof allhistransactions as Treasurerand of thefinancial condition ofthe Corporation.IfrequiredbytheBoardofDirectors,theTreasurershallgivetheCorporationabondinsuchsumandwithsuchsuretyorsuretiesasshallbesatisfactorytotheBoardofDir-ectors for the faithful performance of the duties of the office of Treasurer, and for the restorationtotheCorporation,inthecaseoftheTreasurer'sdeath,resignation,retirementorremovalfromoffice,ofallbooks,papers,vouchers,moneyand otherproperty ofwhatever kindin thepossession or under the control of the Treasurer belonging to theCorporation.11

- Page 11 -

TheAssistantTreasurer,orifthereshallbemorethanone,theAssistantTreasurersintheorderdesignatedbytheBoardofDirectors,orintheabsenceofsuchdesignation,thenintheorderoftheirelection,intheabsenceoftheTreasurerorintheeventoftheTreasurer'sinabilityorrefusaltoact,shallperformthedutiesandexercisethepowersoftheTreasurerandshallperformsuchotherdutiesandhavesuchotherpowersastheBoardofDirectorsmayfromtimetotimeprescribe.9.BooksandRecordsTheCorporationshallkeep:(a)correctandcompletebooksandrecordsofaccount;(b)minutesoftheproceedingsoftheshareholders,BoardofDirectorsandanycommitteesofdirectors;and(c)acurrentlistofthedirectorsandofficersandtheirresidenceaddresses.TheCorporationshallalsokeepatitsofficeintheStateofDelawareorattheofficeof itstransfer agentor registrarin theState ofDelaware, ifany, arecord containingthe namesandaddressesofallshareholders,thenumberandclassofsharesheldbyeachandthedateswhenthey respectively became the owners of recordthereof.TheBoardofDirectorsmaydeterminewhetherandtowhatextentandatwhattimes and places and under what conditions and regulations any accounts, books, records or otherdocumentsof theCorporationshallbe opento inspection,and nocreditor,securityholderor otherpersonshallhaveanyrighttoinspectanyaccounts,books,recordsorotherdocumentsoftheCorporation except as conferredby statute or asso authorized by the Board.10.Checks, Notes, etc.Allchecksanddraftson,andwithdrawalsfromtheCorporation'saccountswithbanks orother financial institutions,and allbills ofexchange, notesand otherinstruments forthepaymentofmoney,drawn,made,endorsed,oracceptedbytheCorporation,shallbesignedonitsbehalfbythepersonorpersonsthereuntoauthorizedby,orpursuanttoresolutionof,theBoard of Directors.11.Indemnification of Officers.AllThe Company indemnifies its officers and directors to the fullest extent allowedunder the laws of the State of Wyoming.12.Compensation of OfficersTheBoardofDirectorsshallhaveauthoritytofixthecompensationofofficersfor services in any capacity.12

- Page 12 -

ARTICLE IVCERTIFICATES AND TRANSFERSOF SHARES1.Forms of Share CertificatesCertificates,insuchforms,shallrepresenttheshareoftheCorporationastheBoardofDirectorsmayprescribe,signedbythePresidentoraVicePresidentandtheSecretaryoranAssistant Secretaryor theTreasurer oran AssistantTreasurer. Theshares maybe sealedwith thesealoftheCorporationorafacsimilethereof.ThesignaturesoftheofficersuponacertificatemaybefacsimilesifatransferagentcountersignsthecertificateorregisteredbyaregistrarotherthantheCorporationoritsemployee.Incaseanyofficerwhohassignedorwhosefacsimilesignaturehasbeenplaceduponacertificateshallhaveceasedtobesuchofficerbeforesuchcertificate is issued, theCorporation with the sameeffect may issue itas if he were suchofficer atthe date of issue.EachcertificaterepresentingsharesissuedbytheCorporationshallsetforthuponthefaceorbackofthecertificate,orshallstatethattheCorporationwillfurnishtoanyshareholderuponrequestandwithoutcharge,afullstatementofthedesignation,relativerights,preferencesand limitations of the shares ofeach class of shares, if morethan one, authorized tobe issued andthe designation, relativerights, preferences and limitationsof each series ofany class of preferredsharesauthorizedtobeissuedsofarasthesamehavebeenfixed,andtheauthorityoftheBoardof Directors to designate and fix the relative rights, preferences and limitations of other series.Eachcertificaterepresentingsharesshallstateuponthefacethereof:(a)thattheCorporationisformedunderthelawsoftheStateofDelaware;(b)thenameofthepersonorpersonstowhomissued;and(c)thenumberandclassofshares,andthedesignationoftheseries, if any, which such certificate represents. Shares can also be issued in electronic form.2.Transfers of SharesSharesofthe Corporationshall betransferable onthe recordofshareholders uponpresentmenttotheCorporationofatransferagentofacertificateorcertificatesrepresentingthesharesrequestedtobetransferred,withproperendorsementonthecertificateoronaseparateaccompanyingdocument,togetherwithsuchevidenceofthepaymentoftransfertaxesandcom-pliance with other provisions of law as the Corporation or its transferagent may require.3.Lost, Stolen or Destroyed Share CertificatesNo certificate forshares of theCorporation shall beissued in placeof anycertificate alleged to have been lost, destroyed or wrongfully taken, except, if and to the extentrequiredbytheBoardofDirectorsupon:(a)productionofevidenceofloss,destructionorwrongfultaking;(b)deliveryofabondindemnifyingtheCorporationanditsagentsagainstanyclaim that may be madeagainst it orthem on account of thealleged loss, destruction or wrongfultakingofthereplacedcertificateortheissuanceofthenewcertificate;(c)paymentoftheexpensesoftheCorporationanditsagentsincurredinconnectionwiththeissuanceofthenewcertificate; and (d) compliance with othersuch reasonable requirements as may be imposed.13

- Page 13 -

14

- Page 14 -

ARTICLE VOTHERMATTERS1.Corporate SealThe Board of Directorsmay adopt a corporateseal, alter such sealat pleasure, andauthorizeittobeusedbycausingitorafacsimiletobeaffixedorimpressedorreproducedinany other manner.2.Fiscal YearThefiscalyearoftheCorporationshallbethetwelvemonthsendingDecember31st, or the Boardof Directors may fixsuch other period as.3.AmendmentsBylawsoftheCorporationmaybeadopted,amendedorrepealedbyvoteoftheholders ofthe sharesat thetime entitledto votein theelection ofany directors.Bylaws mayalsobeadopted,amendedorrepealedbytheBoardofDirectors,butanybylawsadoptedbytheBoardmaybeamendedorrepealedbytheshareholdersentitledtovotethereonashereinaboveprovided.If anybylaw regulatingan impendingelection ofdirectors isadopted, amendedorrepealedbytheBoardofDirectors,thereshallbesetforthinthenoticeofthenextmeetingofshareholdersfortheelectionofdirectorsthebylawsoadopted,amendedorrepealed,togetherwitha concise statement of the changes made.stAdopted by resolutionon the 31of August 2024Dr. Guido Demedici/s/ Guido Demedici15

- Page 15 -